UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

May 31, 2012

(Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

(I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 485-6006

(Registrant's telephone number, including area code)

Item 3.02. Unregistered Sales of Equity Securities

Commencing in April and continuing through May, 2012, a number of equity investments have been accepted by the Company from accredited investors, to date totaling $410,000, resulting in the issuance of an additional 390,000,000 shares of the Company’s common stock. Based upon the total investment amounts subscribed for, certain investors are entitled to warrants allowing them the right to purchase additional shares from the Company, in the future, at $0.003 per share, up to a maximum total of $600,000 in cumulative warrant exercises.

Several of the Company’s larger creditors also converted their debts to common stock, effective May 31, 2012, such that $729,041 of debt was converted into 231,681,832 shares.

The total number of shares issued and outstanding as of June 1, 2012, is 1,449,759,050.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Jeffrey Nunez

Jeffrey Nunez,

President

Dated: June 4, 2012

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